                                                                 EXHIBIT 10.34.4

BEBIG GmbH                        Amendment IV
--------------------------------------------------------------------------------


                                  Amendment IV

          Amendment to the Facility Set-Up and Contract Manufacturing
                        Agreement and License Agreement

                                    between

                            RMS Medical Systems Inc.
                                hereafter "RMS"
                   Located at 13700 Alton Parkway, Suite 160,
                       in Irvine, California, 92618, USA

                                      and

                    BEBIG Isotopen-und Medizintechnik GmbH,
                               hereafter "BEBIG"
                       located at Robert-Rossle-Str. 10,
                           in D-13125 Berlin, Germany

BACKGROUND

RMS and BEBIG have signed a FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT including the ADDENDUM TO FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT and a LICENSE AGREEMENT (collectively referred to as "the Agreements"), both amended by the AMENDMENT TO THE FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT AND THE LICENSE AGREEMENT (referred to as "Amendment I") as well as Amendment II and Amendment III (referred to as such).

RMS desires that BEBIG provides some additional services to the customers of RMS.

In light of the above, both parties desire to amend the existing Agreements and the Amendments I, II, and III as follows:

1. GENERAL CUSTOMER SERVICES

BEBIG will provide service to the customers of RMS as set forth in Appendix I "Customer Service Requirements" to this amendment excluding third party cost. Both parties agree that for the services according to Appendix I RMS will pay an annual fee of $95,000.00 plus taxes if any. The first annual fee will be split into a payment of $48,000.00 due upon execution of this Amendment IV and $47,000.00 due 6 months after the execution of this Amendment IV. The following annual fees will be due in one payment annually after execution of this Amendment IV.

RMS will reimburse BEBIG for third party costs involved with the customer services (postage, phone cost etc.) above annually US$10,000.00 according to actual cost plus a 30% handling charge plus taxes if any.

2. ADDITIONAL PHONE SERVICE

BEBIG will provide an operator phone service during BEBIG working hours (from 9:00 until 17:00 Central European Time). Additional operator phone service outside of BEBIG working hours has to be provided by a call center outside of BEBIG. If Radiance wishes such a service, it will reimburse BEBIG for all costs involved with such a phone service at cost plus a 30% handling charge plus taxes if any.

BEBIG GmbH                         Amendment IV
--------------------------------------------------------------------------------

3. LICENSE FEE OFFSETS

Both parties agree, that amounts to be paid by RMS according to the provisions of this Amendment IV are not subject to offsetting of the license fee or royalties as provided by sec 4 LICENSE AGREEMENT.

4. MISCELLANEOUS

Except as specifically modified by this Amendment IV, all terms and conditions of the Agreements and Amendment I, II, and III shall continue unchanged.


Date: 26 April 2001                             Date: 02 May, 2001


/s/ ANDRE HESS                                  /s/ JOSEPH A. BISHOP
---------------------------------               --------------------------------
    BEBIG GmbH                                      RMS

                   APPENDIX 1: CUSTOMER SERVICE REQUIREMENTS

ACCOUNTS RECEIVABLE

1.  Create a customer number for all new customers.

    a. Perform maintenance on a customer's account as requested by the customer or as directed by the appropriate Sales Manager or Controller of RMS, for all new and existing customers.

ORDER ENTRY

1. Receive all purchase orders from the distributor and review against the distributor agreement to ensure that all contractual requirements are met.

2. Create the Sales Order Form on the order entry system by entering the following critical information about the customer and the order.

    a. Assign the sales order reference number.

    b. Enter the customer number to get the billing and shipping addresses.

    c. Enter/Check the customers' purchase order number.

    d. Enter any special instructions given by the customer.

    e. Enter/Check the model numbers, quantities and the appropriate customer pricing per the agreement for the products being ordered.

3. Create the Picking Sheet Form for the purpose of selecting the lot numbers against the products to be picked and shipped to the customer.

4. BEBIG will take care of the order processing using the software package provided by Radiance.

BILLING PROCEDURE

    a. Mail original invoice to the customer.

    b. File and maintain a copy of the invoice with the sales and purchase order, along with any other written correspondence pertaining to the sales order in the Accounts Receivable File.

    c. File a copy of the invoice in the Numerical Invoice File.

    d. Mail the original freight bill to the customer and attach a copy to the Accounts Receivable copy of the invoice.

OTHER CS/ DUTIES

      1. Answer routine questions and inquiries from the distributors and the sales managers regarding products, pricing and availability.

      2. Receive and process literature requests from distributors and others.

      3. Process and resolve any billing or related issues.

      4. Support RMS staff to generate on a weekly basis the 1 month rolling sales forecast.

      5. Review, coordinate, and process government tenders and letters of credit orders.

      6. Run and distribute the weekly sales reports and open order reports.

      7. Review inventory availability and coordinate orders.

      8. Perform month end closing of Accounts Receivable, Inventory, and Order Entry Run associated reports and file in the structure provided by RMS.

      9. Interface with Radiance Sales and Marketing personnel

     10. Administrative support for Radiance exhibit and training


                                       2